Update and Strategic Initiatives January 2020 Exhibit 99.2

Forward Looking Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Elimination of Incentive Distribution Rights (IDRs)* *Additional details regarding the elimination of the incentive distribution rights (IDRs) are included in a press release and Form 8-K filing, issued on January 15 and 16, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com. When CrossAmerica Partners (fka Lehigh Gas Partners) initially went public in 2012, IDRs were a standard feature of MLPs Market no longer views the structure favorably Potential misalignment of interests Increases cost of capital and hinders growth Elimination of the IDRs aligns the interests between the general partner and the limited partnership unitholders and positions the Partnership for future growth Concurrent with the closing of this transaction, the Partnership Agreement will be amended such that all outstanding IDRs are cancelled as well as other modifications necessary to eliminate the IDR provisions for the Partnership Agreement

Elimination of Incentive Distribution Rights (IDRs)* *Additional details regarding the elimination of the incentive distribution rights (IDRs) are included in a press release and Form 8-K filing, issued on January 15 and 16, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com. ^Note: See the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation. At closing, CAPL will issue approximately 2.5 million common units to entities controlled by Joe Topper, in exchange for the elimination of the IDRs Total transaction value of approximately $45 million based on the 20 day volume-weighted average price as of January 8, 2020 ($17.80) The transaction is expected to close as soon as practicable after the record date with respect to the fourth quarter 2019 distribution The terms of the transaction were unanimously approved by the board of directors of the general partner of CrossAmerica following the unanimous approval and recommendation of its conflicts committee, comprised entirely of independent directors The newly issued units will not be receiving the fourth quarter 2019 distribution

Investor Update January 2020

Definitive Agreement to Acquire Retail/Wholesale Assets*

- On January 15, 2020, CrossAmerica Partners entered into a definitive agreement to acquire retail and wholesale assets from entities affiliated with Joe Topper
  - Includes retail operations at 172 sites that distributed approximately 199 million gallons and had $195 million in inside sales for the 12-month period ending September 30, 2019
    - 155 company operated sites
    - 9 commission sites
    - 8 sites at which we are acquiring car wash operations of just the convenience store operations
  - Wholesale fuel supply to 114 sites, including 55 third-party wholesale dealer contracts that distributed approximately 45 million gallons of motor fuel for the 12-month period ending September 30, 2019
  - Leasehold interest in at least 53 sites; CAPL already owns or controls through a leasehold interest 116 of the sites
  - Provides the Partnership with a diversified portfolio of assets across eight states

*Additional details regarding the definitive agreement to acquire retail assets from entities affiliated with Joe Topper, Chairman of CrossAmerica, are included in a press release and Form 8-K filing, issued on January 15 and 16, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com.

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Definitive Agreement to Acquire Retail/Wholesale Assets* *Additional details regarding the definitive agreement to acquire retail assets from entities affiliated with Joe Topper, Chairman of CrossAmerica, are included in a press release and Form 8-K filing, issued on January 15 and 16, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com. Purchase price of $36 million, of which $21 million will be in cash and approximately 0.8 million newly issued CAPL common units (equity value of common units is approximately $15 million based on a 20-day volume weighted average price of $17.80, as of January 8, 2020), plus inventory that will be settled in cash at closing The transaction is expected to be immediately accretive to distributable cash flow The transaction is subject to customary closing conditions and is expected to close by the end of the second quarter of 2020 At the conclusion of the IDR and Retail transactions, entities controlled by Joe Topper will hold a non-economic general partner interest in CrossAmerica and own approximately 18.5 million or approximately 49% of CAPL’s outstanding common units

Rationale for Acquiring Retail Assets Prior to November 2019, CrossAmerica, as part of the Circle K organization, was the wholesale arm of a retail focused company and could partner with Circle K on retail opportunities Without a retail capability, the Partnership is limited in regards to flexibility for its existing assets and pursuing acquisitions With a retail capability, the Partnership can efficiently decide the right course of action for each asset in its current portfolio and in future acquisitions Wholesale and rental income will remain the primary focus of CrossAmerica with retail being complementary

Investor Update January 2020

CROSSAMERICA PARTNERS LP

2020 Guidance*

- Based on our current outlook and the expected performance of our announced strategic transactions and initiatives, we expect to generate 2020 Adjusted EBITDA^ between $125 million and $135 million and 2020 Distributable Cash Flow^ between $100 million and $110 million
- On an annualized basis, 2020 Adjusted EBITDA^, would be in a range of $130 million to $140 million and Distributable Cash Flow^ would be in a range of $105 million to $115 million
- These estimated ranges are based on current assumptions only. Actual results may be materially different if such assumptions differ significantly from actual results as a result of the risks set forth in Item 1A "Risk Factors" in CrossAmerica's Annual Report on Form 10-K

*Additional details regarding the 2020 guidance is included in a press release and Form 8-K filing, issued on January 15 and 16, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com.

^Note: See the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

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2020 Guidance* Announced strategic transactions and initiatives include: Two asset exchanges: Tranches associated with original asset exchange announced 12/17/18 and expected to close in the first quarter of 2020 Asset exchange announced 11/20/19 that includes a select portion of Couche-Tard’s U.S. wholesale supply business for CrossAmerica’s minority ownership interest (17.5%) in CST Fuel Supply LP, which is majority owned and controlled indirectly by Couche-Tard and expected to close in the first quarter of 2020 Fuel synergies Acquisition of retail and wholesale assets IDR elimination On a long term basis, management intends to manage the Partnership to the following targets: Distribution coverage (1.2X – 1.3X) Leverage ratio (4.00X – 4.25X) *Additional details regarding the 2020 guidance is included in a press release and Form 8-K filing, issued on January 15 and 16, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com. ^Note: See the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Appendix January 2020

Non-GAAP Financial Measures Non-GAAP Financial Measures We use non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion expense (which includes certain impairment charges). Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the operating expenses payable to affiliates of the general partner, gains or losses on dispositions and lease terminations, net, certain discrete acquisition related costs, such as legal and other professional fees and separation benefit expenses associated with recently acquired companies, and certain other non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common units and then dividing that result by the distributions paid per limited partner unit. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess our operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess our ability to generate cash sufficient to make distributions to our unit-holders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.